Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIED WORLD REPORTS RECORD OPERATING RESULTS IN THIRD QUARTER 2009;
27.4% INCREASE IN TOTAL BOOK VALUE YEAR TO DATE; 11% DIVIDEND INCREASE ANNOUNCED
PEMBROKE, BERMUDA, November 5, 2009 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported net income of $200.6 million, or $3.83 per diluted share, for the third quarter of 2009 compared to a net loss of $46.4 million, or $0.95 per diluted share, for the third quarter of 2008. Net income for the nine months ended September 30, 2009 was $445.6 million, or $8.62 per diluted share, compared to net income of $163.8 million, or $3.22 diluted share, for the first nine months of 2008.
The company reported operating income of $155.4 million, or $2.97 per diluted share, for the third quarter of 2009 compared to operating income of $102.8 million, or $2.03 per diluted share, for the third quarter of 2008. Operating income for the nine months ended September 30, 2009 was $405.8 million, or $7.85 per diluted share, compared to operating income of $313.9 million, or $6.17 per diluted share, for the first nine months of 2008.
President and Chief Executive Officer Scott Carmilani commented, “We are very excited to report record operating results in the third quarter 2009 as we continue to effectively manage through the sluggish market environment. The company’s net operating income was $155 million, which is the best quarterly result in our company’s history. This equates to a very impressive 22.2% annualized operating return on shareholders’ equity for the quarter. Given these continued excellent results, we are also announcing that our Board has increased the quarterly dividend by 11%, to $0.20 per share, beginning with our fourth quarter dividend.”
Mr. Carmilani continued, “As we expand our footprint in the specialty insurance market, our sustained excellent results reflect favorably on the strategic decisions we have made in recent years in both our underwriting operations and with our investment portfolio. The results of these decisions have ultimately been reflected through growth in our shareholders’ equity, which is now almost $3.1 billion, up over 27% from the beginning of the year. ”

Underwriting Results
Gross premiums written were $401.8 million in the third quarter of 2009, a 38.1% increase compared to $291.0 million in the third quarter of 2008. For the nine months ended September 30, 2009, gross premiums written totaled $1,374.2 million, a 21.1% increase compared to $1,134.6 million in the first nine months of 2008. Net premiums written were $321.0 million in the third quarter of 2009, a 37.2% increase compared to $233.9 million in the third quarter of 2008. For the nine months ended September 30, 2009, net premiums written totaled $1,087.4 million, a 23.5% increase compared to $880.7 million in the first nine months of 2008. These increases were primarily due to the inclusion of the Darwin Professional Underwriters, Inc. (“Darwin”) business and increased direct insurance and assumed reinsurance writings by our other U.S. offices.
Net premiums earned in the third quarter of 2009 were $328.8 million, a 20.9% increase compared to $272.0 million in the third quarter of 2008. For the nine months ended September 30, 2009, net premiums earned totaled $986.4 million, a 21.2% increase from net premiums earned of $813.9 million in the first nine months of 2008. These increases were primarily due to the expansion of our U.S. based insurance operations.
The combined ratio was 70.4% in the third quarter of 2009 compared to 90.2% in the third quarter of 2008. The loss and loss expense ratio was 41.5% in the third quarter of 2009 compared to 64.7% in the third quarter of 2008. During the third quarter of 2009, the company recorded net favorable reserve development on prior loss years of $73.5 million, a benefit of 22.4 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the third quarter of 2008, where the company recorded net favorable reserve development on prior loss years of $96.9 million, a benefit of 35.6 percentage points to the company’s loss and loss expense ratio for that quarter. Absent prior year reserve adjustments, the loss and loss expense ratio related to the third quarter of 2009 was 63.9% compared to 100.3% for the third quarter of 2008. During the three months ended September 30, 2008, the company experienced higher loss activity, which included losses incurred from Hurricanes Gustav and Ike.
For the nine months ended September 30, 2009, the combined ratio was 76.3% compared to 87.1% in the first nine months of 2008. For the first nine months of 2009, the company recorded net favorable reserve development on prior loss years of $170.3 million, a benefit of 17.3 percentage points to the company’s loss and loss expense ratio. For the first nine months of 2008, the company recorded net favorable reserve development on prior loss years of $189.8 million, a benefit of 23.3 percentage points to the company’s loss and loss expense ratio.

The company’s expense ratio was 28.9% for the third quarter of 2009 compared to 25.5% for the third quarter of 2008. The expense ratio was 29.4% for the nine months ended September 30, 2009 compared to 26.0% in the first nine months of 2008. As part of our ongoing strategic initiatives, the company has significantly expanded its existing U.S. operations. Our overall staff count increased to 628 as of September 30, 2009 from 351 as of September 30, 2008, primarily driven by the additional staff of Darwin. As a result of the increased staff count, salary and employee welfare costs increased by $15.6 million and $44.0 million during the three and nine months ended September 30, 2009, respectively, compared to the same periods in 2008.
Investment Results
Net investment income in the third quarter of 2009 was $73.0 million, a decrease of 5.0% from the $76.9 million of net investment income in the third quarter of 2008.  The decrease was primarily due to lower fixed income amortization on securities for which we had previously recognized other-than-temporary impairment (“OTTI”) adjustments. The cumulative adjustment made in the second quarter 2009 effectively eliminated OTTI previously taken by increasing the book value of our fixed maturity investments. For the nine months ended September 30, 2009, net investment income was $227.4 million, an increase of 0.5% over the $226.2 million of net investment income in the first nine months of 2008.
The company recorded net realized investment gains of $46.9 million and $88.6 million for the three and nine months ended September 30, 2009, respectively. As of September 30, 2009 and December 31, 2008, net accumulated unrealized gains were $185.0 million and $105.6 million, respectively. The change in net unrealized investment gains from December 31, 2008 to September 30, 2009 was due to unrealized gains in our fixed-maturity portfolio of $216.3 million primarily resulting from the narrowing of credit spreads across all fixed income classes partially offset by the cumulative effect adjustment of $136.8 million related to the company adopting accounting changes for investments in the second quarter of 2009.
Shareholders’ Equity
As of September 30, 2009, our shareholders’ equity was $3.1 billion, a 12.3% increase in the current quarter and a 27.4% increase compared to shareholders’ equity of $2.4 billion as of December 31, 2008. The increase was primarily the result of net income earned and net unrealized gains on investments recognized during the three and nine months ended September 30, 2009.

The company’s annualized net income return on average shareholders’ equity for the three and nine months ended September 30, 2009 was 28.7% and 22.8%, respectively. The company’s annualized operating return on average shareholders’ equity for the three and nine months ended September 30, 2009 was 22.2% and 20.8%, respectively.
As of September 30, 2009, diluted book value per share was $57.20, an increase of 24.2% compared to $46.05 as of December 31, 2008.
Increased Quarterly Dividend
Allied World announced today that its Board of Directors has declared an increase in the quarterly dividend to $0.20 per common share, an 11% increase. The dividend will be payable on December 10, 2009 to shareholders of record on November 24, 2009.
Investment Supplement
Allied World will be providing additional information on its investment portfolio as of September 30, 2009. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Financial Supplement
A financial supplement relating to the third quarter of 2009 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Conference Call
Allied World will host a conference call on Friday, November 6, 2009 at 8:00 a.m. (Eastern Time) to discuss the third quarter 2009 financial results.  The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com.  In addition, the conference call can be accessed by dialing (800) 510-9836 (U.S. and Canada callers) or (617) 614-3670 (international callers) and entering the passcode 92163598 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Friday, November 20, 2009 by dialing (888) 286-8010 (U.S. and Canada callers) or (617) 801-6888 (international callers) and entering the passcode 71145005. In addition, the webcast will remain available online through Friday, November 20, 2009 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”).
“Operating income” is an internal performance measure used by the company in the management of its operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings and foreign exchange gain or loss. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings and net foreign exchange gain or loss from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. The company believes these amounts are largely independent of its business and underwriting process and including them may distort the analysis of trends in its insurance and reinsurance operations. In addition to presenting net income determined in accordance with GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the company’s results of operations in a manner similar to how management analyzes the company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is a better measure of calculating shareholder returns than book value per share.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains or losses on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and risk premium movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.
Reconciliations of these financial measures to their most directly comparable GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States, Europe and Hong Kong. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company. For further information on Allied World, please visit our website at www.awac.com.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the ability to recognize the benefits of the Darwin acquisition; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions including those related to the ongoing financial crisis; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Gross premiums written	$401,837	$290,981	$1,374,216	$1,134,638
Premiums ceded	(80,881)	(57,078)	(286,785)	(253,913)

Net premiums written	320,956	233,903	1,087,431	880,725
Change in unearned premiums	7,815	38,070	(101,020)	(66,804)

Net premiums earned	328,771	271,973	986,411	813,921
Net investment income	73,032	76,916	227,423	226,192
Net realized investment gain/(loss)	46,861	(76,849)	88,556	(40,500)
Net impairment charges recognized in earnings	(1,953)	(75,027)	(49,390)	(112,304)
Other income	298	—	1,133	—

Total revenue	447,009	197,013	1,254,133	887,309

Expenses:
Net losses and loss expenses	136,441	176,010	462,657	497,591
Acquisition costs	36,630	28,615	110,721	81,720
General and administrative expenses	58,586	40,794	179,575	130,445
Interest expense	9,523	9,515	29,492	28,538
Foreign exchange gain	(273)	(2,728)	(660)	(2,651)

Total expenses	240,907	252,206	781,785	735,643

Income before income taxes	206,102	(55,193)	472,348	151,666
Income tax expense/(recovery)	5,548	(8,826)	26,716	(12,117)

NET INCOME (LOSS)	$200,554	$(46,367)	$445,632	$163,783

PER SHARE DATA:
Basic earnings (loss) per share	$4.05	$(0.95)	$9.01	$3.37
Diluted earnings (loss) per share	$3.83	$(0.95)	$8.62	$3.22
Weighted average common shares outstanding	49,574,266	49,007,389	49,449,809	48,547,839
Weighted average common shares and common share equivalents outstanding	52,345,913	49,007,389	51,676,006	50,869,098

Dividends declared per share	$0.18	$0.18	$0.54	$0.54

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
ASSETS:	2009	2008
Fixed maturity investments available for sale, at fair value (amortized cost: 2009: $5,464,105; 2008: $5,872,031)	$5,673,793	$6,032,029
Fixed maturity investments trading, at fair value	1,372,287	—
Other invested assets trading, at fair value	162,125	69,902
Other invested assets available for sale, at fair value (cost: 2009: nil; 2008: $89,229)	—	55,199

Total investments	7,208,205	6,157,130
Cash and cash equivalents	345,954	706,267
Securities lending collateral	—	171,026
Insurance balances receivable	407,617	347,941
Prepaid reinsurance	198,136	192,582
Reinsurance recoverable	913,964	888,314
Accrued investment income	56,319	50,671
Deferred acquisition costs	102,976	86,181
Goodwill	268,532	268,532
Intangible assets	68,215	71,410
Net balances on purchases and sales of investments	—	12,371
Net deferred tax assets	20,984	22,452
Other assets	50,355	47,603

Total assets	$9,641,257	$9,022,480

LIABILITIES:
Reserve for losses and loss expenses	$4,749,602	$4,576,828
Unearned premiums	1,036,933	930,358
Reinsurance balances payable	99,315	95,129
Securities lending payable	—	177,010
Net balances on purchases and sales of investments	110,040	—
Syndicated loan	—	243,750
Senior notes	498,888	498,796
Accounts payable and accrued liabilities	67,585	83,747

Total liabilities	$6,562,363	$6,605,618

SHAREHOLDERS’ EQUITY:
Common shares, par value $0.03 per share:
issued and outstanding 2009: 49,602,354; 2008:
49,036,159 shares	$1,488	$1,471
Additional paid-in capital	1,341,661	1,314,785
Retained earnings	1,550,702	994,974
Accumulated other comprehensive income, net of tax	185,043	105,632

Total shareholders’ equity	$3,078,894	$2,416,862

Total liabilities and shareholders’ equity	$9,641,257	$9,022,480

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended September 30, 2009	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$169,629	$107,768	$124,440	$401,837
Net premiums written	126,600	69,939	124,417	320,956
Net premiums earned	111,558	97,705	119,508	328,771
Other income	298	—	—	298
Net losses and loss expenses	(42,071)	(28,301)	(66,069)	(136,441)
Acquisition costs	(14,354)	(516)	(21,760)	(36,630)
General and administrative expenses	(26,994)	(19,866)	(11,726)	(58,586)

Underwriting income	28,437	49,022	19,953	97,412
Net investment income				73,032
Net realized investment gains				46,861
Net impairment charges recognized in earnings				(1,953)
Interest expense				(9,523)
Foreign exchange gain				273

Income before income taxes				$206,102

GAAP Ratios:
Loss and loss expense ratio	37.7%	29.0%	55.3%	41.5%
Acquisition cost ratio	12.9%	0.5%	18.2%	11.1%
General and administrative expense ratio	24.2%	20.3%	9.8%	17.8%

Combined ratio	74.8%	49.8%	83.3%	70.4%

	U.S.	International
Quarter Ended September 30, 2008	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$64,828	$132,612	$93,541	$290,981
Net premiums written	45,674	95,943	92,286	233,903
Net premiums earned	32,034	116,377	123,562	271,973
Net losses and loss expenses	(29,728)	(88,328)	(57,954)	(176,010)
Acquisition costs	(2,852)	(1,794)	(23,969)	(28,615)
General and administrative expenses	(10,609)	(18,483)	(11,702)	(40,794)

Underwriting (loss) income	(11,155)	7,772	29,937	26,554
Net investment income				76,916
Net realized investment losses				(76,849)
Net impairment charges recognized in earnings				(75,027)
Interest expense				(9,515)
Foreign exchange gain				2,728

Loss before income taxes				$(55,193)

GAAP Ratios:
Loss and loss expense ratio	92.8%	75.9%	46.9%	64.7%
Acquisition cost ratio	8.9%	1.5%	19.4%	10.5%
General and administrative expense ratio	33.1%	15.9%	9.5%	15.0%

Combined ratio	134.8%	93.3%	75.8%	90.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Nine Months Ended September 30, 2009	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$505,710	$425,672	$442,834	$1,374,216
Net premiums written	369,912	275,066	442,453	1,087,431
Net premiums earned	327,850	320,706	337,855	986,411
Other income	1,133	—	—	1,133
Net losses and loss expenses	(143,090)	(141,595)	(177,972)	(462,657)
Acquisition costs	(42,308)	(3,243)	(65,170)	(110,721)
General and administrative expenses	(86,518)	(58,599)	(34,458)	(179,575)

Underwriting income	57,067	117,269	60,255	234,591
Net investment income				227,423
Net realized investment gains				88,556
Net impairment charges recognized in earnings				(49,390)
Interest expense				(29,492)
Foreign exchange gain				660

Income before income taxes				$472,348

GAAP Ratios:
Loss and loss expense ratio	43.6%	44.2%	52.7%	46.9%
Acquisition cost ratio	12.9%	1.0%	19.3%	11.2%
General and administrative expense ratio	26.4%	18.3%	10.2%	18.2%

Combined ratio	82.9%	63.5%	82.2%	76.3%

	U.S.	International
Nine Months Ended September 30, 2008	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$166,314	$548,433	$419,891	$1,134,638
Net premiums written	104,437	358,036	418,252	880,725
Net premiums earned	93,758	357,116	363,047	813,921
Net losses and loss expenses	(68,791)	(241,484)	(187,316)	(497,591)
Acquisition costs	(8,469)	(2,249)	(71,002)	(81,720)
General and administrative expenses	(39,452)	(59,091)	(31,902)	(130,445)

Underwriting (loss) income	(22,954)	54,292	72,827	104,165
Net investment income				226,192
Net realized investment losses				(40,500)
Net impairment charges recognized in earnings				(112,304)
Interest expense				(28,538)
Foreign exchange gain				2,651

Income before income taxes				$151,666

GAAP Ratios:
Loss and loss expense ratio	73.4%	67.6%	51.6%	61.1%
Acquisition cost ratio	9.0%	0.6%	19.6%	10.0%
General and administrative expense ratio	42.1%	16.5%	8.8%	16.0%

Combined ratio	124.5%	84.7%	80.0%	87.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income/(loss)	$200,554	$(46,367)	$445,632	$163,783
Net realized investment (gains)/losses	(46,861)	76,849	(88,556)	40,500
Net impairment charges recognized in earnings	1,953	75,027	49,390	112,304
Foreign exchange gain	(273)	(2,728)	(660)	(2,651)

Operating income	$155,373	$102,781	$405,806	$313,936

Weighted average common shares outstanding:
Basic	49,574,266	49,007,389	49,449,809	48,547,839
Diluted	52,345,913	50,669,262 *	51,676,006	50,869,098

Basic per share data:
Net income / (loss)	$4.05	$(0.95)	$9.01	$3.37
Net realized investment (gains)/losses	(0.95)	1.57	(1.79)	0.83
Net impairment charges recognized in earnings	0.04	1.53	1.00	2.32
Foreign exchange gain	(0.01)	(0.06)	(0.01)	(0.05)

Operating income	$3.13	$2.09	$8.21	$6.47

Diluted per share data
Net income / (loss)	$3.83	$(0.92) *	$8.62	$3.22
Net realized investment (gains)/losses	(0.89)	1.52	(1.72)	0.80
Net impairment charges recognized in earnings	0.04	1.48	0.96	2.20
Foreign exchange gain	(0.01)	(0.05)	(0.01)	(0.05)

Operating income	$2.97	$2.03	$7.85	$6.17

*	For the net loss for the three months ended September 30, 2008, because operating income is positive, we are using the fully diluted weighted average common shares outstanding.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	Sept. 30,	December 31,	Sept. 30,
	2009	2008	2008
Price per share at period end	$47.93	$40.60	$35.52
Total shareholders’ equity	3,078,894	2,416,862	2,272,828
Basic common shares outstanding	49,602,354	49,036,159	49,022,495
Add: unvested restricted share units	925,437	971,907	905,621
Add: Performance based equity awards	1,329,661	1,345,903	1,345,903
Add: dilutive options/warrants outstanding	6,951,447	6,371,151	6,865,351
Weighted average exercise price per share	34.34	33.38	30.79
Deduct: options bought back via treasury method	(4,980,125)	(5,237,965)	(5,951,910)

Common shares and common share equivalents outstanding	53,828,774	52,487,155	52,187,460

Basic book value per common share	$62.07	$49.29	$46.36
Diluted book value per common share	$57.20	$46.05	$43.55

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Opening shareholders’ equity	$2,741,427	$2,378,046	$2,416,862	$2,239,842
Deduct: accumulated other comprehensive income	(48,669)	(39,048)	(105,632)	(136,214)

Adjusted opening shareholders’ equity	2,692,758	2,338,998	2,311,230	2,103,628

Closing shareholders’ equity	$3,078,894	$2,272,828	$3,078,894	$2,272,828
Deduct: accumulated other comprehensive (income)/loss	(185,043)	19,775	(185,043)	19,775

Adjusted closing shareholders’ equity	2,893,851	2,292,603	2,893,851	2,292,603
Average shareholders’ equity	$2,793,305	$2,315,801	$2,602,541	$2,198,116

Net income/(loss) available to shareholders	$200,554	$(46,367)	$445,632	$163,783
Annualized net income/(loss) available to shareholders	802,216	(185,468)	594,176	218,377
Annualized return on average shareholders’ equity - net income/(loss) available to shareholders	28.7%	(8.0%)	22.8%	9.9%

Operating income available to shareholders	$155,373	$102,781	$405,806	$313,936
Annualized operating income available to shareholders	621,492	411,124	541,075	418,581
Annualized return on average shareholders’ equity - operating income available to shareholders	22.2%	17.8%	20.8%	19.0%

Source: Allied World Assurance Company Holdings, Ltd
Media:
Faye Cook
Vice President, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com
Website: www.awac.com